                                                                   EXHIBIT 99 b.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 11-K
   FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS AND SIMILAR PLANS
       PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993

                       COMMISSION FILE NUMBER 33-41784



A. Full title of the plan and address, if different from that of the issuer named below:

                       DIRECTORS' STOCK INVESTMENT PLAN
                                      OF
                        FIRST ALABAMA BANCSHARES, INC.



B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                        FIRST ALABAMA BANCSHARES, INC.
                               P. O. BOX 10247
                          BIRMINGHAM, ALABAMA 35202

                     DIRECTORS' STOCK INVESTMENT PLAN OF
                        FIRST ALABAMA BANCSHARES, INC.



The following report of independent auditors and financial statements of the registrant are submitted herewith:

                                                                    Page Number
                                                                    -----------

     Report of Independent Auditors                                      1

     Statements of Financial Condition - December 31, 1993 and 1992      2

     Statements of Income and Changes in Plan Equity for the years
     ended December 31, 1993, 1992, and 1991                             3

     Notes to Financial Statements                                       4


All schedules (Nos. I, II and III) for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are inapplicable or the required disclosures have been made elsewhere in the financial statements and notes thereto. These schedules have therefore been omitted.

                        REPORT OF INDEPENDENT AUDITORS
Benefits Committee
Directors' Stock Investment Plan of
  First Alabama Bancshares, Inc.

We have audited the accompanying statements of financial condition of the Directors' Stock Investment Plan of First Alabama Bancshares, Inc. as of December 31, 1993 and 1992, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Directors' Stock Investment Plan of First Alabama Bancshares, Inc. at December 31, 1993 and 1992, and the income and changes in plan equity for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.


/s/ Ernst & Young


Birmingham, Alabama
March 11, 1994



                                     -1-
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                      STATEMENTS OF FINANCIAL CONDITION
                     DIRECTORS' STOCK INVESTMENT PLAN OF
                        FIRST ALABAMA BANCSHARES, INC.


                                                       DECEMBER 31
                                                   --------------------
                                                   1993            1992
                                                   ----            ----
ASSETS

Assets held by First Alabama Bank as
  trustee and custodian:
    Common Stock of First Alabama
    Bancshares, Inc. at market value
    303,229 shares in 1993 and
    307,019 shares in 1992 (cost
    $6,242,718 in 1993 and $5,695,688
    in 1992)                                      $9,817,013    $10,117,222
Cash                                                      72            107
Dividends receivable                                  77,955         68,854
                                                  ----------    -----------

    Total Assets                                  $9,895,040    $10,186,183
                                                  ==========    ===========
LIABILITIES AND PLAN EQUITY

Payable to participants for withdrawals           $      713    $         0
Plan equity (266 and 257 participants
  in 1993 and 1992,
  respectively)                                    9,894,327     10,186,183
                                                  ----------    -----------
    Total Liabilities and Plan Equity             $9,895,040    $10,186,183
                                                  ==========    ===========

See notes to financial statements.

               STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                     DIRECTORS' STOCK INVESTMENT PLAN OF
                        FIRST ALABAMA BANCSHARES, INC.

                                                  YEAR ENDED DECEMBER 31
                                          -------------------------------------
                                           1993            1992          1991
                                          ------          ------        ------
Dividend income                         $314,999        $261,773      $221,235
Gain recognized on distribution of
    Common Stock of First Alabama
    Bancshares, Inc. to
    participants upon
    withdrawal                           692,983         191,613       210,541

Unrealized (depreciation) appreciation
  of Common Stock of First Alabama
  Bancshares, Inc.                      (847,239)      1,542,304     2,573,461
Contributions received:
    From participants                    970,438         993,040       888,097
    From participating companies         242,609         248,260       222,025

Withdrawals by participants           (1,665,646)       (497,341)     (670,018)
                                      ----------      ----------    ----------

Income and changes in plan equity       (291,856)      2,739,649     3,445,341
Plan equity at beginning of period    10,186,183       7,446,534     4,001,193
                                      ----------      ----------    ----------
    PLAN EQUITY AT DECEMBER 31        $9,894,327     $10,186,183    $7,446,534
                                      ==========     ===========    ==========

(  ) Indicates deduction

See notes to financial statements.


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
                        NOTES TO FINANCIAL STATEMENTS
                     DIRECTORS' STOCK INVESTMENT PLAN OF
                        FIRST ALABAMA BANCSHARES, INC.

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Formation of the Plan: First Alabama Bancshares, Inc. (the Company) formed the Directors' Stock Investment Plan of First Alabama Bancshares, Inc. (the Plan) effective May 1, 1984.

Investments: The investment in Common Stock of the Company is stated at market value. The market price of First Alabama Bancshares, Inc. Common Stock was $32.375 per share at December 31, 1993 and $32.955 per share at December 31, 1992 (after adjusting for the 10% stock dividend paid on April 1, 1993). The average cost of the shares distributed is used to compute gain or loss.

Income: Dividend income is accrued on the ex-dividend date.

Contributions: Contributions of participants and participating companies (see Notes B and C) as well as withdrawals are accounted for on the accrual basis.

Income Taxes: The Plan is not subject to income tax. Participants must treat as ordinary income their pro rata share of contributions to the Plan by the participating companies. Cash dividends paid on stock purchased under the plan will be taxed to the participants on a pro rata basis for federal and state income tax purposes.

Expenses of the Plan: All expenses incurred in the administration of the Plan are paid by the Company. Any expenses incurred directly from the purchase of the stock, such as broker's fees, commissions, postage or other transaction costs, are included in the price of the stock purchased.

Adjustment for Stock Dividend: All share amounts have been adjusted for the 10% stock dividend paid on April 1, 1993.

NOTE B - PROVISIONS OF THE PLAN

The Plan is a voluntary contribution plan to which the Company contributes 25% of actual contributions made by the participants. Participating directors may contribute all or any part of their directors' fees. Participation in the Plan is open to any person who is a director of First Alabama Bancshares, Inc., any subsidiary or any body designated as a local division's Board of Directors who is not an employee of First Alabama Bancshares, Inc., any subsidiary or local division. Directors are immediately vested upon contribution to the Plan to the extent of the director's and the Company's contribution to date. In the event the Plan terminates, or the director terminates either his or her position with the Company or participation in the Plan, the director will receive a certificate for all whole shares owned in the Plan, cash for any additional fractional shares owned, and cash for any remaining balance in such participant's cash account.

NOTE C - CONTRIBUTIONS RECEIVED

Contributions by participating companies or divisions of First Alabama and participants' contributions are as follows:


                                                Contributions Received
                                            -------------------------------
Participating Company or Division           Company      Director    Total
- ---------------------------------           -------      --------   -------

Year ended December 31, 1993:

First Alabama Bancshares, Inc.              $53,671      $214,700   $268,371
First Alabama Bank, Montgomery                9,125        36,500     45,625
First Alabama Bank, Birmingham               20,405        81,620    102,025
First Alabama Bank, Huntsville               13,244        52,975     66,219
First Alabama Bank, Tuscaloosa               10,938        43,750     54,688
First Alabama Bank, Dothan                    7,900        31,600     39,500
First Alabama Bank, Selma                     5,250        21,000     26,250
First Alabama Bank, Gadsden                   6,000        24,000     30,000
First Alabama Bank, Athens                    2,625        10,500     13,125
First Alabama Bank, Baldwin County            3,628        14,513     18,141
First Alabama Bank, Guntersville              3,050        12,200     15,250
First Alabama Bank, Phenix City               3,356        13,425     16,781
First Alabama Bank, Mobile                   24,575        98,300    122,875
First Alabama Bank, Lee County                3,000        12,000     15,000
First Alabama Bank, Cullman                   4,550        18,200     22,750
First Alabama Bank, Lauderdale County         2,063         8,250     10,313
First Alabama Bank, Conecuh County            1,875         7,500      9,375
First Alabama Bank, Sumter County             1,950         7,800      9,750
First Alabama Bank, Talladega County          7,556        30,225     37,781
First Alabama Bank, Chilton County            1,463         5,850      7,313
First Alabama Bank, Troy                      4,000        16,000     20,000
First Alabama Bank, Anniston                 10,513        42,050     52,563
First Alabama Bank, South Baldwin             2,938        11,750     14,688
First Alabama Bank, Centre                    1,925         7,700      9,625
First Alabama Bank, Covington County          3,250        13,000     16,250
First Alabama Bank, Shelby County             3,500        14,000     17,500
First Alabama Bank, Decatur                   4,363        17,450     21,813
First Alabama Bank, Oneonta                   5,438        21,750     27,188
First Alabama Bank, Enterprise                3,625        14,500     18,125
First Alabama Bank, Butler                      700         2,800      3,500
First Alabama Bank, Albertville               2,750        11,000     13,750
Regions Bank, Santa Rosa                        788         3,150      3,938
Regions Bank, Okaloosa                        2,063         8,250     10,313
Regions Bank, Defuniak Springs                1,050         4,200      5,250
First Alabama Bank, Columbus                  2,569        10,275     12,844



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
                  NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE C - CONTRIBUTIONS RECEIVED

Contributions by participating companies or divisions of First Alabama and participants' contributions are as follows:

                                                          Contributions Received
                                                ------------------------------------------
Participating Company or Division               Company           Director           Total
- ---------------------------------               -------           --------           -----
Year ended December 31, 1993 continued:

First Security Bank of Tennessee                  4,868            19,475           24,343
Franklin County Bank                              1,920             7,680            9,600
Real Estate Financing, Inc.                         125               500              625
                                               --------          --------       ----------
     TOTALS                                    $242,609          $970,438       $1,213,047
                                               ========          ========       ==========

                                                         Contributions Received
                                                 ----------------------------------------
Participating Company or Division                Company           Director         Total
- ---------------------------------                -------           --------         -----
Year ended December 31, 1992:

First Alabama Bancshares, Inc.                 $ 56,194         $224,775        $  280,969
First Alabama Bank, Montgomery                   11,650           46,600            58,250
First Alabama Bank, Birmingham                   17,435           69,740            87,175
First Alabama Bank, Huntsville                   12,012           48,050            60,062
First Alabama Bank, Conecuh County                2,188            8,750            10,938
First Alabama Bank, Tuscaloosa                   11,425           45,700            57,125
First Alabama Bank, Lee County                    4,500           18,000            22,500
First Alabama Bank, Dothan                        9,562           38,250            47,812
First Alabama Bank, Selma                         6,219           24,875            31,094
First Alabama Bank, Gadsden                       5,969           23,875            29,844
First Alabama Bank, Athens                        3,937           15,750            19,687
First Alabama Bank, Baldwin County                3,531           14,125            17,656
First Alabama Bank, Lauderdale County             2,188            8,750            10,938
First Alabama Bank, Guntersville                  2,700           10,800            13,500
First Alabama Bank, Phenix City                   6,300           25,200            31,500
First Alabama Bank, Cullman                       4,775           19,100            23,875
First Alabama Bank, Mobile                       27,950          111,800           139,750
First Alabama Bank, Sumter County                 1,350            5,400             6,750
First Alabama Bank, Talladega County              8,700           34,800            43,500
First Alabama Bank, Chilton County                2,175            8,700            10,875
First Alabama Bank, Troy                          3,088           12,350            15,438
First Alabama Bank, Anniston                     12,425           49,700            62,125
First Alabama Bank, South Baldwin                 3,000           12,000            15,000
First Alabama Bank, Centre                        1,250            5,000             6,250
First Alabama Bank, Covington County              3,250           13,000            16,250
First Alabama Bank, Shelby County                 2,500           10,000            12,500
First Alabama Bank, Decatur                       5,487           21,950            27,437
First Alabama Bank, Oneonta                       6,112           24,450            30,562
First Alabama Bank, Enterprise                    3,750           15,000            18,750
First Alabama Bank, Butler                          850            3,400             4,250
First Alabama Bank, Albertville                   2,550           10,200            12,750
Sunshine Bank, Santa Rosa                           750            3,000             3,750
Sunshine Bank, Okaloosa                           2,263            9,050            11,313
Real Estate Financing, Inc.                         225              900             1,125
                                               --------         --------        ----------
     TOTALS                                    $248,260         $993,040        $1,241,300
                                               ========         ========        ==========




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
                  NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE C - CONTRIBUTIONS RECEIVED (CONTINUED)

                                          Contributions Received
                                     --------------------------------------
Participating Company or Division    Company       Director           Total
- ---------------------------------    -------       --------           -----

Year ended December 31, 1991:

First Alabama Bancshares, Inc.       $ 43,248       $172,990      $  216,238
First Alabama Bank, Montgomery          9,975         39,900          49,875
First Alabama Bank, Birmingham         18,440         73,760          92,200
First Alabama Bank, Huntsville         11,981         47,925          59,906
First Alabama Bank, Conecuh County      2,031          8,125          10,156
First Alabama Bank, Tuscaloosa         10,300         41,200          51,500
First Alabama Bank, Lee County          2,700         10,800          13,500
First Alamaba Bank, Dothan              7,875         31,500          39,375
First Alabama Bank, Selma               4,344         17,375          21,719
First Alabama Bank, Gadsden             5,759         23,035          28,794
First Alabama Bank, Athens              4,262         17,050          21,312
First Alabama Bank, Baldwin County      3,647         14,587          18,234
First Alabama Bank, Lauderdale County   2,156          8,625          10,781
First Alabama Bank, Guntersville        2,650         10,600          13,250
First Alabama Bank, Phenix City         4,500         18,000          22,500
First Alabama Bank, Cullman             4,975         19,900          24,875
First Alabama Bank, Mobile             30,575        122,300         152,875
First Alabama Bank, Sumter County       1,425          5,700           7,125
First Alabama Bank, Talladega County    5,219         20,875          26,094
First Alabama Bank, Chilton County      1,763          7,050           8,813
First Alabama Bank, Troy                3,675         14,700          18,375
First Alabama Bank, Anniston           11,219         44,875          56,094
First Alabama Bank, Walker County       1,050          4,200           5,250
First Alabama Bank, South Baldwin       3,312         13,250          16,562
First Alabama Bank, Centre              2,125          8,500          10,625
First Alabama Bank, Covington County      625          2,500           3,125
First Alabama Bank, Shelby County       2,150          8,600          10,750
First Alabama Bank, Decatur             5,744         22,975          28,719
First Alabama Bank, Oneonta             4,637         18,550          23,187
First Alabama Bank, Enterprise          3,625         14,500          18,125
First Alabama Bank, Butler                800          3,200           4,000
First Alabama Bank, Albertville         2,500         10,000          12,500
Sunshine Bank, Santa Rosa                 825          3,300           4,125
Sunshine Bank, Okaloosa                 1,688          6,750           8,438
Real Estate Financing, Inc.               225            900           1,125
                                     --------       --------      ----------
   TOTALS                            $222,025       $888,097      $1,110,122
                                     ========       ========      ==========


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                  NOTES TO FINANCIAL STATEMENTS - CONTINUED



NOTE D - UNREALIZED APPRECIATION OF COMMON STOCK OF FIRST ALABAMA BANCSHARES,
         INC.

The unrealized appreciation of Common Stock of First Alabama Bancshares, Inc. is as follows:

                                               1993        1992        1991
                                            ----------  ----------  ----------

Unrealized appreciation at beginning
  of year                                   $4,421,534  $2,879,230  $  305,769
Unrealized appreciation at end of year       3,574,295   4,421,534   2,879,230
                                            ----------  ----------  ----------

(DECREASE) INCREASE IN UNREALIZED
  APPRECIATION                              $ (847,239) $1,542,304  $2,573,461
                                            ==========  ==========  ==========



NOTE E - GAIN REALIZED ON DISTRIBUTION OF COMMON STOCK OF FIRST ALABAMA
         BANCSHARES, INC. TO PARTICIPANTS UPON WITHDRAWAL

                                              1993        1992        1991
                                          ----------    --------    --------

Market value of shares distributed        $1,658,765    $497,106    $667,405
Cost of shares distributed                   965,782     305,493     456,864
                                          ----------    --------    --------

TOTAL REALIZED GAIN                       $  692,983    $191,613    $210,541
                                          ==========    ========    ========

ITEM 9b  Exhibits
         --------
         None.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Directors' Stock Investment Plan Benefits Committee has duly caused the annual report to be signed by the undersigned thereunto duly authorized.

                                      DIRECTORS' STOCK INVESTMENT PLAN
                                      FIRST ALABAMA BANCSHARES, INC.

Date:  March 11, 1993                 By: /s/ Douglas W. Graham
       ---------------                    ----------------------
                                          Douglas W. Graham
                                          Senior Vice President - Personnel
                                          First Alabama Bancshares, Inc.


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